                                                                   EXHIBIT 10.05

        _______________________________________________________________


                               PROJECT AGREEMENT

                                    Between

                             CITY OF BIG BEAR LAKE

                                      And

                           SOUTHWEST GAS CORPORATION

                          Dated as of December 1, 1993

                                  Relating to

                                  $50,000,000
                             City of Big Bear Lake
                      Industrial Development Revenue Bonds
                      (Southwest Gas Corporation Project)
                                 1993 Series A



       _________________________________________________________________





                               PROJECT AGREEMENT

                               TABLE OF CONTENTS

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          PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          PREAMBLES . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.1.  DEFINITION OF TERMS . . . . . . . . . . . . . .   2
          SECTION 1.2.  NUMBER AND GENDER . . . . . . . . . . . . . . .   2
          SECTION 1.3.  ARTICLES, SECTIONS, ETC.  . . . . . . . . . . .   2

                                      ARTICLE II

                                   REPRESENTATIONS

          SECTION 2.1.  REPRESENTATIONS OF THE CITY . . . . . . . . . .   2
          SECTION 2.2.  REPRESENTATIONS OF THE BORROWER . . . . . . . .   3

                                     ARTICLE III

                    ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

          SECTION 3.1.  AGREEMENT TO ISSUE BONDS; APPLICATION OF
                        BOND PROCEEDS . . . . . . . . . . . . . . . . .   4
          SECTION 3.2.  AGREEMENT TO CONSTRUCT PROJECT; AMENDMENT
                        OF DESCRIPTION OF THE PROJECT . . . . . . . . .   4
          SECTION 3.3.  DISBURSEMENTS FROM THE CONSTRUCTION FUND  . . .   5
          SECTION 3.4.  ESTABLISHMENT OF COMPLETION DATE;
                        OBLIGATION OF BORROWER TO COMPLETE  . . . . . .   6
          SECTION 3.5.  INVESTMENT OF MONEYS IN FUNDS . . . . . . . . .   7

                                      ARTICLE IV

                        LOAN TO BORROWER; REPAYMENT PROVISIONS

          SECTION 4.1.  LOAN TO BORROWER  . . . . . . . . . . . . . . .   8
          SECTION 4.2.  REPAYMENT AND PAYMENT OF OTHER
                        AMOUNTS PAYABLE . . . . . . . . . . . . . . . .   8
          SECTION 4.3.  UNCONDITIONAL OBLIGATION  . . . . . . . . . . .  10
          SECTION 4.4.  ASSIGNMENT OF CITY'S RIGHTS . . . . . . . . . .  11
          SECTION 4.5.  AMOUNTS REMAINING IN FUNDS  . . . . . . . . . .  11
          SECTION 4.6.  CREDIT FACILITY . . . . . . . . . . . . . . . .  12
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                                      ARTICLE V

                           SPECIAL COVENANTS AND AGREEMENTS

          SECTION 5.1.  RIGHT OF ACCESS TO THE PROJECT  . . . . . . . .  12
          SECTION 5.2.  THE BORROWER'S MAINTENANCE OF ITS
                        EXISTENCE; ASSIGNMENTS  . . . . . . . . . . . .  12
          SECTION 5.3.  RECORDS AND FINANCIAL STATEMENTS OF BORROWER;
                        NOTICES TO TRUSTEE  . . . . . . . . . . . . . .  13
          SECTION 5.4.  MAINTENANCE AND REPAIR; TAXES, UTILITY
                        AND OTHER CHARGES; INSURANCE  . . . . . . . . .  14
          SECTION 5.5.  QUALIFICATION IN CALIFORNIA . . . . . . . . . .  15
          SECTION 5.6.  TAX EXEMPT STATUS OF BONDS  . . . . . . . . . .  15
          SECTION 5.7.  NOTICE OF RATE PERIODS  . . . . . . . . . . . .  16
          SECTION 5.8.  REMARKETING OF THE BONDS  . . . . . . . . . . .  16
          SECTION 5.9.  NOTICES TO TRUSTEE AND CITY . . . . . . . . . .  18
          SECTION 5.10. PROJECT COMPLIANCE  . . . . . . . . . . . . . .  18

                                      ARTICLE VI

                            EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.  EVENTS OF DEFAULT . . . . . . . . . . . . . . .  18
          SECTION 6.2.  REMEDIES ON DEFAULT . . . . . . . . . . . . . .  19
          SECTION 6.3.  AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES .  21
          SECTION 6.4.  NO REMEDY EXCLUSIVE . . . . . . . . . . . . . .  21
          SECTION 6.5.  NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER  . .  22

                                     ARTICLE VII

                                      PREPAYMENT

          SECTION 7.1.  REDEMPTION OF BONDS WITH PREPAYMENT MONEYS  . .  22
          SECTION 7.2.  OPTIONS TO PREPAY INSTALLMENTS  . . . . . . . .  22
          SECTION 7.3.  MANDATORY PREPAYMENT  . . . . . . . . . . . . .  22
          SECTION 7.4.  AMOUNT OF PREPAYMENT  . . . . . . . . . . . . .  23
          SECTION 7.5.  NOTICE OF PREPAYMENT  . . . . . . . . . . . . .  23

                                     ARTICLE VIII

                   NON-LIABILITY OF CITY; EXPENSES; INDEMNIFICATION

          SECTION 8.1.  NON-LIABILITY OF CITY . . . . . . . . . . . . .  23
          SECTION 8.2.  EXPENSES  . . . . . . . . . . . . . . . . . . .  24
          SECTION 8.3.  INDEMNIFICATION . . . . . . . . . . . . . . . .  24
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                                      ARTICLE IX

                                    MISCELLANEOUS
          SECTION 9.1.  NOTICES . . . . . . . . . . . . . . . . . . . .  25
          SECTION 9.2.  SEVERABILITY  . . . . . . . . . . . . . . . . .  25
          SECTION 9.3.  EXECUTION OF COUNTERPARTS . . . . . . . . . . .  25
          SECTION 9.4.  AMENDMENTS, CHANGES AND MODIFICATIONS . . . . .  26
          SECTION 9.5.  GOVERNING LAW . . . . . . . . . . . . . . . . .  26
          SECTION 9.6.  AUTHORIZED BORROWER REPRESENTATIVE  . . . . . .  26
          SECTION 9.7.  TERM OF THE AGREEMENT . . . . . . . . . . . . .  26
          SECTION 9.8.  BINDING EFFECT  . . . . . . . . . . . . . . . .  26
          SECTION 9.9.  THE CREDIT PROVIDER . . . . . . . . . . . . . .  26

          TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . .  28

          SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . .  28

          EXHIBIT A    Description of the Project . . . . . . . . . . . A-1

          EXHIBIT B    Form of Construction Fund Requisition  . . . . . B-1





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


                               PROJECT AGREEMENT


                 THIS PROJECT AGREEMENT, dated as of December 1, 1993, by and between the CITY OF BIG BEAR LAKE, a municipal corporation and charter city duly organized and existing under the laws and Constitution of the State of California (the "City"), and SOUTHWEST GAS CORPORATION, a corporation organized and existing under the laws of the State of California (the "Borrower"),

                             W I T N E S S E T H :

                 WHEREAS, the City is a municipal corporation and charter city, duly organized and existing under a freeholders' charter pursuant to which the City has the right and power to make and enforce all laws and regulations in accordance with and as more particularly provided in Sections 3, 5 and 7 of
Article XI of the Constitution of the State of California and Section 200 of the Charter of the City (the "Charter"); and

                 WHEREAS, the City Council of the City, acting under and pursuant to the powers reserved to the City under Sections 3, 5 and 7 of
Article XI of the Constitution and Section 200 of the Charter, has enacted Ordinance No. 84-106, adopted on May 9, 1984, as amended from time to time (the "Law"), establishing a program to provide financial assistance for the acquisition, construction, improvement and installation of facilities for the local furnishing of gas; and

                 WHEREAS, the Borrower has duly requested that the City provide the Borrower with financial assistance to acquire, construct, improve and install certain facilities for the local furnishing of gas as more fully described in Exhibit A hereto (the "Project"); and

                 WHEREAS, the City after due investigation and deliberation has adopted its Resolution No. 93-35 authorizing the issuance of City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A in an aggregate principal amount not to exceed $50,000,000 (the "Bonds") to finance the Project; and

                 WHEREAS, the City proposes to assist in financing the Project upon the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture of Trust, of even date herewith relating to the Bonds (the "Indenture"), by and between the City and Harris Trust and Savings Bank, as trustee (the "Trustee"), as originally executed or as it may from time to time be supplemented or amended as provided therein.

                 SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

                 SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                   ARTICLE II

                                REPRESENTATIONS

                 SECTION 2.1. REPRESENTATIONS OF THE CITY. The City makes the following representations as the basis for its undertakings herein contained:

                 (a) The City is a municipal corporation and charter city in the State of California. Under the provisions of the Law, the City has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. The financing of the Project constitutes a "project" as that term is defined in the Law. By proper action, the City has been duly authorized to execute, deliver and duly perform this Agreement and the Indenture.

                 (b) To finance the cost of the Project, the City will issue the Bonds which will mature, bear interest and be subject to redemption as set forth in the Indenture.

                 (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the City's interest in this Agreement (except certain rights of the City to give approvals and consents and to receive payment for expenses and indemnification and certain other payments) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

                 (d) The City has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

                 (e) The City is not in default under any of the provisions of the laws of the State of California or the City's Charter which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

                 (f) The City has found and determined and hereby finds and determines that all requirements of the Law with respect to the issuance of the Bonds and the execution of this Agreement and the Indenture have been complied with and that financing the Project by issuing the Bonds and entering into this Agreement and the Indenture will be in furtherance of the purposes of the Law.

                 (g) On June 2, 1993, the City Council of the City adopted Resolution No. 93-35 authorizing the issuance of the Bonds.

                 SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

                 (a) The Borrower is a corporation duly formed under the laws of the State of California, is in good standing in the State of California and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement and all other documents contemplated hereby to be executed by the Borrower.

                 (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, conflicts with or results in a breach of any of the terms, conditions or provisions of the Borrower's Articles of Incorporation or By-laws or of any corporate actions or of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

                 (c) The estimated cost of the Project is as set forth in the Tax Certificate and has been determined in accordance with sound engineering principles and certain other principles set forth in the Tax Certificate.





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                 (d)      The Project consists and will consist of those
facilities described in Exhibit A hereto, and the Borrower shall make no changes to such portion of the Project or to the operation thereof which would affect the qualification of the Project as a "project" under the Law or impair the exemption from gross income of the interest on the Bonds for federal income tax purposes. In particular, the Borrower shall comply with all requirements of the Southwest Gas Corporation Engineering and Financial Certificate, dated the Issue Date (the "Engineering Certificate"), which is hereby incorporated by reference herein. The Project consists of facilities for the local furnishing of gas as described in the Engineering Certificate. The Borrower intends to utilize the Project as facilities for the local furnishing of gas throughout the foreseeable future.

                 (e) The Borrower has and will have title to the Project sufficient to carry out the purposes of this Agreement.

                 (f) The economic useful life of the Project is no less than the economic useful life set forth in the Engineering Certificate.

                 (g) All certificates, approvals, permits and authorizations with respect to the construction of the Project of agencies of applicable local governmental agencies, the State of California and the federal government have been obtained or are believed to be readily obtainable; and the Project will be constructed and operated pursuant to such certificates, approvals, permits and authorizations.


                                  ARTICLE III

                 ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

                 SECTION 3.1. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to finance the cost of the Project, the City agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Bonds, bearing interest as provided and maturing on the date set forth in the Indenture. The City will thereupon apply the proceeds received from the sale of the Bonds as provided in the Indenture.

                 SECTION 3.2. AGREEMENT TO CONSTRUCT PROJECT; AMENDMENT OF DESCRIPTION OF THE PROJECT. The Borrower agrees that it will acquire, construct and install, or complete the acquisition, construction and installation of the Project, and will acquire, construct and install all other facilities and real and personal property deemed necessary for the operation of the Project, substantially in accordance with the plans and specifications prepared therefor by the Borrower and approved by the City, including any and all supplements, amendments and additions or deletions thereto or therefrom, it being understood that the approval of the City shall not be required for changes in such





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


plans and specifications which do not alter the purpose and description of the Project as set forth in Exhibit A hereto. The Borrower further agrees to proceed with due diligence to complete the Project within three years from the date hereof.

                 In the event that the Borrower desires to amend or supplement the Project, as described in Exhibit A hereto, and the City approves of such amendment or supplement, the City will enter into, and will instruct the Trustee in writing to consent to, such amendment or supplement upon receipt of:

                          (i) a certificate of an Authorized Borrower Representative describing in detail the proposed changes and stating that they will not have the effect of disqualifying any component of the Project as a project that may be financed pursuant to the Law;

                         (ii) a copy of the proposed form of amended or supplemented Exhibit A hereto; and

                       (iii) an opinion of Bond Counsel that such proposed changes will not affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

                 SECTION 3.3.     DISBURSEMENTS FROM THE CONSTRUCTION FUND.
The Borrower will authorize and direct the Trustee, upon compliance with
Section 3.03 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Borrower only for the following purposes, subject to the provisions of Section 5.6 hereof and the Tax Certificate:

                 (a) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it, at any time prior to or after the delivery of the Bonds, in connection with (i) the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and (ii) the acquisition, construction and installation of the Project.

                 (b) Payment of the initial or acceptance fee of the Trustee, the fees of the Trustee and any tender agent, remarketing agent or paying agent incurred during the Construction Period, all legal, underwriting, financial consulting, accounting and rating agency fees and expenses and printing and engraving costs incurred by the Borrower or any other person in connection with the authorization, sale and issuance of the Bonds, the execution of the Indenture and the preparation of all other documents in connection therewith; and payment of all fees, costs and expenses incurred by the Borrower or any other person with respect to the preparation of this Agreement, the Indenture, the Bonds, the Credit Facility and all other documents in connection therewith.





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


                 (c) Payment for labor, services, materials and supplies used by or furnished to the Borrower to improve the site and to acquire and construct the Project, as provided in the plans, specifications and work orders therefor; payment of the costs of acquiring, constructing, and installing utility services or other related facilities; payment of the costs of acquiring all real and personal property deemed necessary to construct the Project; and payment of the miscellaneous expenses incidental to any of the foregoing items.

                 (d) Payment of the fees, if any, of architects, engineers, legal counsel and supervisors expended in connection with the acquisition and construction of the Project.

                 (e) Payment of the taxes, assessments and other charges, if any, that are incurred during the Construction Period with respect to the Project, or reimbursement thereof, if paid by the Borrower.

                 (f) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the acquisition, construction or installation of the Project.

                 (g) Payment of interest accruing on the Bonds during the Construction Period (including reimbursement of amounts drawn under any Credit Facility to pay such interest) and fees of the Credit Provider and its counsel attributable to the cost of providing the Credit Facility during the Construction Period.

                 (h) Payment of any amount payable to the Rebate Fund, pursuant to the Tax Certificate, Section 5.6 hereof and Section 6.06 of the Indenture.

                 All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (g), inclusive, of this Section, shall be used in accordance with Section 3.03 of the Indenture.

                 Each of the payments referred to in this Section shall be made upon receipt by the Trustee of a written requisition in the substantially the form attached to this Agreement as Exhibit B, signed by an Authorized Borrower Representative.

                 SECTION 3.4. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF BORROWER TO COMPLETE. Upon completion of the Project, the Borrower shall evidence the Completion Date by providing to the Trustee and the City a certificate of an Authorized Borrower Representative stating the Cost of the Project and further stating that (i) construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, and all labor, services, materials and supplies used in construction have been paid for, and (ii) all other facilities necessary in connection with the





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


Project have been acquired, constructed and installed in accordance with the plans and specifications and work orders therefor and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Borrower against third parties for the payment of any amount not then due and payable which exist at the date of such certificate or which may subsequently exist.

                 At the time such certificate is delivered to the Trustee, any moneys remaining in the Construction Fund, including any earnings resulting from the investment of such moneys, shall be transferred to the Surplus Account and used as provided in Section 3.03 of the Indenture. In the event that the amount on deposit in the Surplus Account after such transfer is insufficient to redeem Bonds in a principal amount divisible by Authorized Denominations, the Borrower shall pay to the Trustee for deposit in the Surplus Account the minimum amount which, together with amounts transferred from the Construction Fund to such account pursuant to Section 3.03 of the Indenture, shall be sufficient to redeem Bonds in the next largest principal amount divisible by Authorized Denominations.

                 In the event the moneys in the Construction Fund available for payment of the Cost of the Project should be insufficient to pay the costs thereof in full, the Borrower agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, any costs of completing the Project in excess of the moneys available for such purpose in the Construction Fund. The City makes no express or implied warranty that the moneys deposited in the Construction Fund and available for payment of the Cost of the Project, under the provisions of this Agreement, will be sufficient to pay all the amounts which may be incurred for such Cost of the Project. The Borrower agrees that if, after exhaustion of the moneys in the Construction Fund, the Borrower should pay any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the City, from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof.

                 SECTION 3.5. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of an Authorized Borrower Representative, be invested or reinvested by the Trustee as provided in the Indenture, subject to Section 5.6 hereof. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon and any profit or loss realized therefrom shall, except as otherwise provided in the Indenture, be credited or charged to such fund.





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


                                   ARTICLE IV

                     LOAN TO BORROWER; REPAYMENT PROVISIONS

                 SECTION 4.1. LOAN TO BORROWER. The City covenants and agrees, upon the terms and conditions in this Agreement, to make a loan to the Borrower for the purpose of financing the Cost of the Project. Pursuant to said covenant and agreement, the City will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article III thereof. Except as provided in Section 3.02 of the Indenture, such proceeds shall be disbursed to or on behalf of the Borrower as provided in Section 3.3 hereof. The City and the Borrower agree that the application of the proceeds of sale of the Bonds to finance a portion of the Costs of the Project as provided in this Agreement and the Indenture will be deemed to be and treated for all purposes as a loan to the Borrower of an amount equal to the principal amount of the Bonds.

                 SECTION 4.2. REPAYMENT AND PAYMENT OF OTHER AMOUNTS PAYABLE. To evidence, secure and provide for the repayment of the loan made hereunder, the Borrower shall concurrently with the execution hereof deliver (or cause to be delivered) to the Trustee the Letter of Credit as the initial Credit Facility. In addition, the Borrower agrees to make the payments required by subsection (a) through (d) of this Section as Repayment Installments on such loan.

                 (a) The Borrower hereby authorizes and directs the Trustee to draw or demand payment of moneys under the Credit Facility (if any shall then be in effect) in accordance with the provisions of the Indenture and such Credit Facility at the times and in the amounts necessary to pay the principal of, premium, if any (if covered by such Credit Facility), and interest on the Bonds if and when due. Solely to the extent that the proceeds of such drawing or payment under such Credit Facility, if any, are insufficient to make such payments when due, the Borrower covenants and agrees to pay to the Trustee as a Repayment Installment on the loan to the Borrower pursuant to
Section 4.1 hereof, on each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount then payable as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture.

                 Each payment pursuant to any Credit Facility, together with any other payments required to be made by the Borrower pursuant to this Section 4.2(a), shall at all times be sufficient to pay the total amount of interest and principal (whether at





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


maturity or upon redemption or acceleration) and premium, if any, then payable on the Bonds; provided that any amount held by the Trustee in the Bond Fund on any due date for a Repayment Installment hereunder shall be credited against the installment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time the amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Repayment Installment hereunder.

                 (b) The Borrower also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, (i) the annual fee of the Trustee for its ordinary services rendered as trustee, and its ordinary expenses (including reasonable fees and expenses of counsel) incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, the Registrar and the reasonable fees of any paying agent on the Bonds as provided in the Indenture, as and when the same become due (including the reasonable fees and expenses of counsel), including fees, charges and expenses relating to the interpretation, enforcement or amendment of this Agreement,
(iii) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due (including the reasonable fees and expenses of its counsel), and (iv) any amounts required to be deposited in the Rebate Fund to comply with the provisions of Section 5.6 hereof. The Borrower shall also pay the cost of printing any Bonds required to be furnished by the City.

                 (c) The Borrower also agrees to pay, within 60 days after receipt of request for payment thereof, all expenses required to be paid by the Borrower under the terms of the Bond Purchase Agreement executed by it in connection with the sale of the Bonds, and all expenses of the City related to the financing of the Project which are not otherwise required to be paid by the Borrower under the terms of this Agreement; provided that the City shall have obtained the prior written approval of the Authorized Borrower Representative for any expenditures other than those provided for herein or in said Bond Purchase Agreement.

                 The Borrower also agrees to pay to the City on or before the Issue Date an origination fee for the Bonds in the amount of $125,000.

                 (d) The Borrower hereby authorizes and directs the Trustee to draw or demand payment of moneys under the Credit Facility (if any shall then be in effect) in accordance with the provisions of the Indenture and such Credit Facility at the times and in the amounts necessary to pay the purchase price of all Bonds tendered for purchase in accordance with Sections 2.01(d) and 2.01(e) of the Indenture, to the extent proceeds of the remarketing of such Bonds are not then available for such payment. Solely to the extent that the proceeds of any such drawing or payment under such Credit Facility, if any, together with the proceeds of the remarketing of such tendered Bonds, are insufficient to pay the purchase price of such Bonds, the Borrower hereby agrees to pay in immediately available funds, for deposit into the Bond Purchase Fund (as defined in the Tender Agreement) maintained by the Tender Agent, all amounts necessary to purchase such tendered Bonds in accordance with Sections 2.01(d) and 2.01(e) of the Indenture.

                 (e) In the event the Borrower should fail to make any of the payments required by subsections (a) through (d) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. The Borrower agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of one percent (1%) per annum over the rate borne by any Bonds in respect of which such payments are required to be made pursuant to said subsection (a), and one percent (1%) per annum over the average rate then borne by the Bonds as to all other payments. Interest on overdue payments required under subsection (a) or
(d) above shall be paid to Bondholders as provided in the Indenture.

                 (f) Upon written request of the Trustee, the Borrower shall pay any Repayment Installment directly to the Paying Agent.

                 SECTION 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Borrower to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the City, and during the term of this Agreement, the Borrower shall pay absolutely net the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower
(i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement and any Credit

Agreement; and (iii) will not terminate this Agreement for any cause, including, without limitation, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of California or any political subdivision of either of these, or any failure of the City or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

                 SECTION 4.4. ASSIGNMENT OF CITY'S RIGHTS. As security for the payment of the Bonds, the City will assign to the Trustee the City's rights, but not its obligations, under this Agreement, including the right to receive payments hereunder (except (i) the rights of the City to receive notices under this Agreement, (ii) the right of the City to receive certain payments, if any, with respect to fees, expenses and indemnification and certain other purposes under Sections 4.2(c), 4.2(e), 6.3, 8.2 and 8.3 hereof, and (iii) the right of the City to give approvals or consents pursuant to this Agreement) and the City hereby directs the Borrower to make the payments required hereunder (except such payments for fees, expenses and indemnification) directly to the Trustee. The Borrower hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the City or the Trustee.

                 The City hereby acknowledges that the Borrower will be obligated to reimburse any Credit Provider for amounts provided under any Credit Facility to purchase Bonds which are tendered for purchase and not remarketed pursuant to the Remarketing Agreement, and acknowledges that any and all proceeds of any subsequent remarketing of any such Bonds so purchased will be paid to the Credit Provider in order to discharge such reimbursement obligation (or any loan by the Credit Provider to finance such reimbursement obligation) of the Borrower to the Credit Provider.

                 SECTION 4.5. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees and expenses of the City in accordance with this Agreement, (iii) the fees, charges and expenses of the Trustee, the Registrar and paying agents in accordance with the Indenture and this Agreement and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund held by the Trustee under the Indenture shall be applied as provided in Section 5.06 of the Indenture.

                 SECTION 4.6. CREDIT FACILITY. The Borrower may provide and subsequently terminate a Credit Facility with respect to the Bonds in accordance with the provisions of Section 5.07 of the Indenture; provided, however, that the Borrower shall not terminate any Credit Facility with respect to Bonds during a Term Rate Period or a Variable Term Rate Period. Not less than fifteen days prior to any termination of a Credit Facility, any renewal or extension of a Credit Facility or any delivery of any substitute Credit Facility, the Borrower shall mail written notice of such termination, renewal, extension or substitution, as the case may be, to the Rating Agencies. The Borrower covenants and agrees that it will not terminate, amend or consent to any amendment of any Credit Facility, Credit Agreement or other document relating to a Credit Facility unless the City and the Trustee shall have received an opinion of Bond Counsel to the effect that such termination, amendment or consent will not adversely affect the Tax-exempt status of interest on the Bonds.


                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

                 SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. The Borrower agrees that during the term of this Agreement the City, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to enter upon the site of the Project described in Exhibit A hereto to examine and inspect such Project; provided, however, that this right is subject to federal and State of California laws and regulations applicable to such site; and provided, further, that such right of access to the site of the Project shall not be construed to require the excavation of any subterranean portions of the Project or any other extraordinary measures which might disturb the Project's normal operation. The rights of access hereby reserved to the City and the Trustee may be exercised only after such agent shall have executed release of liability (which release shall not limit any of the Borrower's obligations hereunder) and secrecy agreements if requested by the Borrower in the form then currently used by the Borrower, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the City or the Trustee to any information or inspection involving the confidential know-how of the Borrower.

                 SECTION 5.2. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS. (a) The Borrower agrees that during the term of this Agreement it will maintain its corporate existence in good standing and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate or merge into it; provided, that the Borrower may, without violating the covenants contained in this Section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets and thereafter dissolve, provided that (1) either (A) the Borrower is the surviving corporation or (B) the surviving, resulting or transferee corporation, as the case may be, (i) assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder, and (ii) qualifies to do business in the State of California; and (2) the Borrower shall deliver to the Trustee an opinion of Bond Counsel to the effect that such consolidation, merger or transfer and dissolution does not in and of itself adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

                 (b) The rights and obligations of the Borrower under this Agreement may be assigned by the Borrower, with the written consent of the City, in whole or in part subject, however, to each of the following conditions:

                          (i)     No assignment (other than pursuant to a
merger, consolidation or combination described in Section 5.2(a)) shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to Section 5.2(a), the Borrower shall continue to remain primarily liable for the payments specified in Section
4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

                        (ii) Any assignment from the Borrower shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Borrower shall assume the obligations of the Borrower hereunder to the extent of the interest assigned.

                       (iii) The Borrower shall, within thirty days after delivery of such assignment, furnish or cause to be furnished to the City and the Trustee a true and complete copy of each such assignment together with an instrument of assumption.

                        (iv) The Borrower shall cause to be delivered to the City and the Trustee an opinion of Bond Counsel that such assignment will not, in and of itself, result in the interest on the Bonds being determined to be includable in the gross income for federal income tax purposes of the owners thereof.

                 SECTION 5.3. RECORDS AND FINANCIAL STATEMENTS OF BORROWER; NOTICES TO TRUSTEE. The Borrower agrees (a) to keep and maintain full and accurate accounts and records of its operations in accordance with generally accepted accounting principles, and (b) to permit the Trustee for itself or on behalf of the holders of the Bonds and its designated officers, employees, agents and representatives to have access to such accounts and records and to make examinations thereof at all reasonable times. The Borrower hereby further agrees to provide the Trustee with the following:

                          (a) On or before the fifth (5th) Business Day following each Interest Payment Date while any of the Bonds are Outstanding, a certificate of an Authorized Borrower Representative (which complies with Section 1.04 of the Indenture) that all payments required under this Agreement have been made;

                          (b) Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, (i) a certificate of Authorized Borrower Representative (which complies with Section 1.04 of the Indenture) to the effect that all payments have been made under this Agreement and that, to the best of such officer's knowledge, there exists no Event of Default or event which, with the passage of time or the giving of notice, or both, would become an Event of Default, or, if any default or Event of Default exists, a description thereof and (ii) the audited annual report of the Borrower for such fiscal year; and

                          (c) Upon knowledge of an Event of Default under this Agreement or the Indenture, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default.

                 SECTION 5.4. MAINTENANCE AND REPAIR; TAXES, UTILITY AND OTHER CHARGES; INSURANCE. The Borrower agrees that as long as it owns the Project it will (i) maintain, or cause to be maintained, the Project in as reasonably safe condition as its operations shall permit and (ii) maintain, or cause to be maintained, the Project in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

                 The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Borrower may, at the Borrower's expense and in the Borrower's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

                 The Borrower agrees that it will keep, or cause to be kept,
(i) the Project insured against such risks and in such amounts as are consistent with its insurance practices for similar types of facilities (which may include self-insurance), and (ii) insurance against all direct or contingent loss or liability for personal injury, death or property damage occasioned by the operation of the Project, which insurance may be a part of the policy or policies of insurance customarily maintained by the Borrower in connection with its general property and liability insurance upon all of the plants and properties operated by it (including such deductibles as may be provided in said policies).

                 SECTION 5.5. QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of California.

                 SECTION 5.6. TAX EXEMPT STATUS OF BONDS. (A) It is the intention of the parties hereto that interest on the Bonds shall be and remain excluded from gross income for federal income tax purposes. To that end the covenants and agreements of the City and the Borrower in this Section and in the Tax Certificate are for the benefit of the Trustee and each and every person who at any time will be a holder of the Bonds.

                 (B) The City covenants and agrees that it has not taken and will not take any action which results in interest to be paid on the Bonds being included in gross income of the holders of the Bonds for federal income tax purposes, and the Borrower covenants and agrees that it has not taken or permitted to be taken and will not take or permit to be taken any action which will cause the interest on the Bonds to become includable in gross income for federal income tax purposes; provided that neither the Borrower nor the City shall have violated these covenants if interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or the Clark County Project or a "related person" within the meaning of
Section 147(a) of the Code; and provided further that none of the covenants and agreements herein contained shall require either the Borrower or the City to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds. The Borrower acknowledges having read Section 6.06 of the Indenture and agrees to perform all duties imposed on it by such Section, by this Section and by the Tax Certificate. Insofar as Section 6.06 of the Indenture and the Tax Certificate impose duties and responsibilities on the City or the Borrower, they are specifically incorporated herein by reference.

                 (C)      Notwithstanding any provision of this Section 5.6 or
Section 6.06 of the Indenture, if the Borrower shall provide to the City and the Trustee an opinion of Bond Counsel to the effect that any specified action required under this Section 5.6 and Section 6.06 of the Indenture is no longer required or that some further or different action is required to maintain the exclusion from federal income tax of interest on the Bonds, the Borrower, the Trustee and the City may conclusively rely on such opinion in complying with the requirements of this Section, and the covenants hereunder shall automatically be deemed to be modified to that extent.

                 SECTION 5.7. NOTICE OF RATE PERIODS. The Borrower shall designate and give timely written notice to the Trustee as required by the Indenture prior to any change in Rate Periods for the Bonds. In addition, if the Borrower shall elect to change Rate Periods in accordance with the Indenture and the Bonds under circumstances requiring the delivery of an opinion of Bond Counsel, the Borrower shall deliver such opinion to the Trustee concurrently with the giving of notice with respect thereto, and no such change shall be effective without an opinion of Bond Counsel to the effect that such change is authorized or permitted under the Indenture and the Law and will not adversely affect the Tax-Exempt status of the interest on the Bonds.

                 SECTION 5.8.     REMARKETING OF THE BONDS.

                 (a) The Borrower agrees to perform all obligations and duties required of it by the Indenture with respect to the remarketing of the Bonds, and to appoint as set forth below a Remarketing Agent and a Tender Agent meeting the qualifications and otherwise meeting the requirements set forth in this Section 5.8.

                 (b)      Tender Agent.

                 (i) Appointment and Duties: In order to carry out the duties and obligations of the Tender Agent contained in the Indenture, the Borrower shall appoint a Tender Agent or Tender Agents in order to carry out such duties and obligations. Each Tender Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it under the Indenture by entering into a Tender Agreement with the Borrower and such other parties as shall be appropriate, which may be combined with a Remarketing Agreement into a single document, delivered to the City, the Trustee, the Borrower and the Remarketing Agent, under which the Tender Agent shall agree, particularly (but without limitation): (A) to perform the duties and comply with the requirements imposed upon it by the Tender Agreement, the Indenture and this Agreement; and (B) to keep such books and records with respect to its activities as Tender Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by each of the City, the Trustee and the Borrower at all reasonable times.

                (ii) Qualifications: Each Tender Agent shall be a banking corporation or banking association organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), subject to supervision or examination by federal or state authority and whose senior, unsecured debt obligations, or whose parent or holding company's senior, unsecured debt obligations, are continuously rated at least Baa3 or Prime3 by Moody's Investors Service (so long as such Rating Agency maintains a rating on the Bonds and on such Person, parent or holding company, as the case may be). If such banking corporation or banking association publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such banking corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (c) Remarketing Agent. In order to carry out the duties and obligations contained in the Indenture, the Borrower, by an instrument in writing (which may be the Remarketing Agreement) signed by an Authorized Borrower Representative, shall select the Remarketing Agent for the Bonds subject to the conditions set forth below. The Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it under the Indenture by a written instrument of acceptance (which may be the execution of a Remarketing Agreement) delivered to the City, the Trustee and the Borrower under which the Remarketing Agent shall agree, particularly (but without limitation): (i) to perform the duties and comply with the requirements imposed upon it by the Remarketing Agreement, the Indenture and this Agreement; and (ii) to keep such books and records with respect to its activities as Remarketing Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by each of the City, the Trustee and the Borrower at all reasonable times. No Person shall be eligible to serve as the Remarketing Agent with respect to the Bonds unless either the senior, unsecured debt obligations of such Person, or the senior, unsecured debt obligations of such Person's parent or holding company, are continuously rated at least Baa3 or Prime3 by Moody's Investors Service (so long as such Rating Agency maintains a rating on the Bonds and on such Person, parent or holding company, as the case may be). The principal office of the Remarketing Agent shall be located in the same city as the principal office of the Tender Agent.

                 (d) Remarketing Agreement. In order to provide for the remarketing of the Bonds, the Borrower shall enter into a Remarketing Agreement with the Remarketing Agent and such other parties as shall be appropriate, which may be combined with a Tender Agreement into a single document. Each Remarketing Agreement shall include the following: (i) a requirement that such Remarketing Agreement shall not be terminated by the

Borrower without cause for a period of at least six months after the effective date thereof; and (ii) a statement to the effect that the Remarketing Agent is not acting in an agency capacity with respect to the Borrower in establishing interest rates and Rate Periods as described in Section 2.01 of the Indenture, but is acting as agent of the City pursuant to the Law with respect to such functions.

                 (e) Notices to Remarketing Agents. The Borrower agrees to provide to any co-remarketing agents specified in the applicable Remarketing Agreement with notice of any proposed adjustment of the Rate Period for the Bonds to a Term Rate Period pursuant to Section 2.01(c)(iv)(B) of the Indenture and any other notice specified in such Remarketing Agreement, all at the times and in the manner specified therein.

                 SECTION 5.9. NOTICES TO TRUSTEE AND CITY. The Borrower hereby agrees to provide each of the Trustee and the City with notice of any event of which it has knowledge which, with the passage of time or the giving of notice, would be an Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default. The Borrower further agrees and covenants to notify the City promptly upon receiving actual notice of any non-performance by the Trustee of its duties and obligations under the Indenture or this Agreement.

                 SECTION 5.10. PROJECT COMPLIANCE. The Borrower hereby covenants and agrees to comply with (or cause to be complied with) all legal requirements relating to the operation, maintenance and repair of the Project. In furtherance of such covenant, the Borrower shall (a) obtain any rezonings or variances, building, development or other permits and approvals, and licenses or other entitlements for use which it deems necessary for the operation, maintenance and repair of the Project, without regard to any exemption for public projects, and (b) secure the issuance of any necessary certificates of need, convenience and necessity or other necessary certificates or franchises. Upon written request by the City or the Trustee, the Borrower shall provide evidence of such compliance to the City and the Trustee.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 6.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default pursuant to this Agreement:

                          (a) failure by the Borrower to pay any amounts required to be paid under Section 4.2(a) or 4.2(d) hereof when due; or

                          (b) failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of 60 days after written notice, which notice shall specify such failure and request that it be remedied, given to the Borrower by the City or the Trustee, unless the City and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the City and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

                          (c)     an Act of Bankruptcy of the Borrower; or

                          (d) any default under any Credit Agreement if the Credit Provider notifies the Trustee in writing that such default shall be treated as an Event of Default hereunder.

The provisions of subsection (b) of this Section are subject to the limitation that the Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of California or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a), (c) or (d) of this Section.

                 SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and shall continue, the following remedies may be pursued:

                          (a) The Trustee may, and upon the written request of any Credit Provider (which request may be contained in the notice referred to in paragraph (d) of Section 6.1 hereof) or the holders of not less than 25% in aggregate principal amount of Bonds then outstanding, shall, by notice in writing delivered to the Borrower with copies of such notice being sent to the City and each Credit Provider, declare the unpaid balance of the loan payable under Section 4.2(a) of this Agreement and the interest accrued thereon to be immediately due and payable and such principal and interest shall thereupon become and be immediately due and payable. Upon any such acceleration, the Bonds shall be subject to mandatory redemption as provided in Section 4.01(b)(2) of the Indenture. After any such declaration of acceleration, the Trustee shall immediately take such actions as necessary to realize moneys under any Credit Facility.

                          (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower.

                          (c) The City or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

                 The provisions of clause (a) of the preceding paragraph, however, are subject to the condition that if, at any time after the loan shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient (together with any amounts held in the Bond Fund) to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided herein, and the reasonable expenses of the Trustee, and the amount available to be drawn under the Credit Facility shall hve been fully reinstated, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the City and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon; and provided further that there shall not be rescinded or annulled any such declaration which follows an event described in Section 6.1(e) without the written consent of the Credit Provider.

                 In case the Trustee or the City shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the City, then, and in every such case, the Borrower, the Trustee and the City shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the City shall continue as though no such action had been taken (provided, however, that any settlement of such proceedings duly entered into by the City, the Trustee or the Borrower shall not be disturbed by reason of this provision).

                 The Borrower covenants that, in case an Event of Default shall occur with respect to the payment of any Repayment Installment payable under
Section 4.2(a) hereof, then, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest, to the extent permitted by law, on the amount then overdue at the rate of one percent (1%) per annum over the rate from time to time in effect on the Bonds until such amount has been paid.

                 In case the Borrower shall fail forthwith to pay such amounts upon demand of the Trustee, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

                 In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

                 SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement and the City or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the Indenture or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the City and the Trustee the reasonable fees of their respective attorneys and such other expenses so incurred by the City and the Trustee.

                 SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the City or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the City hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained, including without limitation covenants and agreements with respect to (a) the compensation and indemnification of the Trustee and (b) the provision of any required notices, information and directions to the Trustee.

                 SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the City or the Trustee, such waiver shall be a one-time waiver limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                  ARTICLE VII

                                   PREPAYMENT

                 SECTION 7.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the City under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII to the extent such payment is not timely provided by any Credit Facility then in effect. The Trustee shall use the moneys so paid to it by the Borrower to effect redemption of the Bonds in accordance with Article IV of the Indenture on the date specified for such redemption pursuant to Section
7.5 hereof.

                 SECTION 7.2. OPTIONS TO PREPAY INSTALLMENTS. The Borrower shall have the option to prepay the amounts payable under Section 4.2 hereof by paying to the Trustee, for deposit in the Bond Fund, the amount set forth in
Section 7.4 hereof, under the circumstances set forth in Section 4.01(a) of the Indenture.

                 SECTION 7.3. MANDATORY PREPAYMENT. (a) The Borrower shall have and hereby accepts the obligation to prepay Repayment Installments to the extent mandatory redemption of the Bonds is required pursuant to Section 4.01(b) of the Indenture. The Borrower shall satisfy its obligation hereunder by prepaying such Repayment Installments within one hundred eighty (180) days after the occurrence of any event set forth in paragraphs (1) or (2) of said
Section 4.01(b) giving rise to such required prepayment, and immediately upon the occurrence of any event set forth in paragraph (3) thereof giving rise to such required prepayment. The amount payable by the Borrower in the event of a prepayment required by this Section shall be determined as set forth in Section
7.4 and shall be deposited in the Bond Fund.

                 SECTION 7.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder pursuant to Section 7.2 or 7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the City, the Trustee and any paying agent accrued and to accrue through final payment of the Bonds, and (3) all other liabilities of the Borrower accrued and to accrue under this Agreement.

                 In the case of partial prepayment of the Repayment Installments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Bonds.

                 SECTION 7.5. NOTICE OF PREPAYMENT. To exercise an option granted by this Article VII, the Borrower shall give, at least fifteen (15) days prior to the last day by which the Trustee is permitted to give notice of redemption pursuant to Section 4.03 of the Indenture, written notice to the City and the Trustee specifying the date upon which any prepayment will be made. If, in the case of a mandatory prepayment pursuant to Section 7.3 hereof, the Borrower fails to give such notice of a prepayment required by this
Section 7.5, such notice may be given by the City, by the Trustee at the written direction of the City or by any holder or holders of ten percent (10%) or more in aggregate principal amount of the Bonds Outstanding. The City and the Trustee, at the request of the Borrower or any such holder or holders, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that the City shall not be required to make payment of any money required for such redemption) to effect redemption of all or part of the then outstanding Bonds, as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.


                                  ARTICLE VIII

                NON-LIABILITY OF CITY; EXPENSES; INDEMNIFICATION

                 SECTION 8.1. NON-LIABILITY OF CITY. The City shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, or to discharge any other financial liability in connection herewith, except from Revenues. The Borrower hereby acknowledges that the City's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement (excluding payments pursuant to Section 4.2(b), 4.2(c), 5.6, 6.3, 8.2 and 8.3 of this Agreement), together with other Revenues, including any amounts received pursuant to any Credit Facility or investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the City or any third party; provided that the failure of the Trustee to deliver such notice shall not affect the obligation of the Borrower to make such payments when due.

                 SECTION 8.2. EXPENSES. The Borrower covenants and agrees to pay within fifteen (15) days after billing therefor and to indemnify the City and the Trustee against all costs and charges, including fees and disbursements of attorneys, accountants, consultants, including financial consultants, engineers and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture. The City shall notify the Borrower in writing prior to engaging any professional or expert for which the City plans to bill the Borrower, other than under the circumstances described in Section
6.3 hereof.

                 SECTION 8.3. INDEMNIFICATION. The Borrower releases the City and the Trustee from, and covenants and agrees that neither the City nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the City and the Trustee and their officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance of any Bonds or any certifications or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds, the Indenture and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the City or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the City and the Trustee and their officers, employees and agents for any and all costs, attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds or resignation or removal of the Trustee.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by first class mail, postage prepaid, or by telecopy or similar facsimile transmission capable of making a written record, addressed to the City, the Borrower, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent, the Credit Provider or the Rating Agencies, as the case may be, as provided in
Section 11.05 of the Indenture. A duplicate copy of each notice, certificate or other communication given hereunder by either the City or the Borrower to the other shall also be given to the Trustee and any Credit Provider. The City, the Borrower, the Trustee and the Credit Provider may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

                 SECTION 9.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

                 SECTION 9.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

                 SECTION 9.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

                 SECTION 9.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the applicable laws of the State of California, except that the duties and obligations of the Trustee shall be governed by the laws of the State of New York.

                 SECTION 9.6. AUTHORIZED BORROWER REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Borrower is required or the City or the Trustee is required to take some action at the request of the Borrower, such approval or such request shall be given on behalf of the Borrower by the Authorized Borrower Representative, and the City and the Trustee shall be authorized to act on any such approval or request without liability and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

                 SECTION 9.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds is outstanding or the Trustee holds any moneys under the Indenture, whichever is later. All representations and certifications by the Borrower as to all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

                 SECTION 9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the City, the Borrower and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.

                 SECTION 9.9. THE CREDIT PROVIDER. All provisions hereof regarding consents, approvals, directions, appointments or requests by the Credit Provider shall be deemed not to require or permit such consents, approvals, directions, appointments or requests by the Credit Provider and shall be read as if the Credit Provider were not mentioned therein during any time in which the Credit Provider is in default under the Credit Facility, or after the Credit Facility shall at any time for any reason cease to be valid and binding on the Credit Provider, or shall be declared to be null and void, or while the Credit Provider is denying further liability or obligation under the Credit Facility or after the Credit Provider has rescinded, repudiated or terminated the Credit Facility.

                  All provisions herein relating to the Credit Provider shall be of no force and effect if there is no Credit Facility or Credit Agreement in effect and there are no Bonds held by the Credit Provider and all amounts owing to the Credit Provider under the Credit Agreement have been paid.

                 IN WITNESS WHEREOF, the City of Big Bear Lake has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and Southwest Gas Corporation has caused this Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officers, all as of the date first above written.

                                                   CITY OF BIG BEAR LAKE



                                                   By __________________________
                                                                 Mayor

[SEAL]

Attest:



____________________________
         City Clerk



                                                   SOUTHWEST GAS CORPORATION



                                                   By __________________________
[SEAL]                                                    Treasurer

Attest:



____________________________
     Assistant Secretary

                                   EXHIBIT A

                           DESCRIPTION OF THE PROJECT

                 The Project shall consist of those certain additions and improvements to, and replacements of, the Borrower's natural gas distribution and transmission system through which the Borrower furnishes natural gas to its customers in San Bernardino County, California, and certain other plant, property and equipment used or to be used for the same purposes. The Project includes, without limitation, meters, customer service connections, mains, pressure regulators and other additions and improvements to, and replacements of, the facilities which comprise the Borrower's natural gas distribution and transmission system, including associated land and land rights.

                                   EXHIBIT B

                     FORM OF CONSTRUCTION FUND REQUISITION

To:      ______________________________, as trustee under that certain
         Indenture of Trust, dated as of December 1, 1993 (the "Indenture"), between the City of Big Bear Lake (the "City") and said trustee.

Pursuant to Section 3.03 of the Indenture and Section 3.3 of the Project Agreement, dated as of December 1, 1993 (the "Agreement"), between the City and Southwest Gas Corporation (the "Borrower"), the Borrower hereby makes the following requisition from the Construction Fund held under the Indenture:

Requisition No. R-__

Pay to the Order of:      Name:  ___________________________________________
                          Address: _________________________________________
              ______________________________________________________________
              ______________________________________________________________

Purpose of Payment:  _______________________________________________________
        ____________________________________________________________________
        ____________________________________________________________________

Amount: $ __________.__

The undersigned hereby certifies and represents as follows:

         (1) the foregoing payment obligation has been properly incurred and is a proper charge against the Construction Fund;

         (2) none of the items for which payment is requested has been previously reimbursed from the Construction Fund;

         (3) each item for which payment is requested is or was necessary in connection with the acquisition, construction, installation or financing of the Project; and

         (4) 100% of the amount requisitioned, together with all other amounts requisitioned to date, in the aggregate represents a Qualifying Cost as defined in the Tax Certificate (excluding costs of issuance of the Bonds).

                                                   SOUTHWEST GAS CORPORATION


                                                   By ______________________
                                                   Name:
                                                   Title:





                                         B-1